UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MDC PARTNERS INC.

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MDC PARTNERS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners”, “MDC” or the “Company”) will be held at MDC Partners’ Innovation Centre, 745 Fifth Avenue (19th Floor), New York, N.Y. on Thursday, June 6, 2013 at 10:00 a.m. (New York City time) for the following purposes:

1.	To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2012, together with the report of the auditors thereon;
2.	To elect eight (8) directors of MDC Partners;
3.	To appoint auditors;
4.	To hold a non-binding advisory vote to approve executive compensation;
5.	To approve an amendment to the Company’s Stock Appreciation Rights Plan; and
6.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 12, 2013.

Shareholders who are unable to attend the Meeting in person, are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1; by fax to (416) 368-2502 (or 1-866-781-3111); or by pdf to proxy@canstockta.com, not later than 10:00 a.m. (Eastern Daylight Time) on Tuesday June 4, 2013 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting).

By Order of the Board of Directors

MITCHELL S. GENDEL,
General Counsel and Corporate Secretary

New York, N.Y.
April 26, 2013

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
to be held on June 6, 2013

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the principal executive office of MDC Partners is 745 Fifth Avenue, 19th Floor, New York, NY 10151, and its registered address is 45 Hazelton Avenue, Toronto, Ontario M5R 2E3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Monday, April 29, 2013.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Nadal and Gendel, the management nominees, and received at the offices of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1 (the “Transfer Agent”) not later than 10:00 a.m. (Eastern Daylight Time) on Tuesday, June 4, 2013 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, to the extent permitted, such shares will be voted (i) FOR the election of each of the eight nominees for the Board of Directors of MDC Partners; (ii) FOR the appointment of BDO USA, LLP as auditors of MDC Partners and to authorize the directors to fix their remuneration; (iii) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (iv) FOR the approval of an amendment to the Company’s Stock Appreciation Rights Plan.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders (including the 2013 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 12, 2013 (the “record date”) will be entitled to vote, or grant proxies to vote, such Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting. Broker non-votes are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 745 Fifth Avenue, 19th Floor, New York, NY 10151, at any time up to and including 10:00 a.m. (Eastern Daylight Time) on the last business day preceding the date of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

If the non-registered shareholder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries may not have discretionary authority to vote shares at the Meeting on the proposal relating to the election of directors or the advisory vote on executive compensation. We encourage all non-registered shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.

The Company is sending the proxy-related materials directly to beneficial owners who have not objected to an intermediary disclosing their beneficial ownership information. The Company also does not intend to pay for the cost of intermediaries to deliver the proxy- related materials to beneficial owners who have objected to an intermediary disclosing their beneficial ownership information. Such objecting beneficial owners will not receive such materials unless the intermediary assumes the cost of sending these materials to them.

CURRENCY

Unless otherwise stated, all amounts reported in this Proxy Statement and Management Information Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2011	2012	2013
As at December 31st	0.9833	1.0051	—
As at March 31st	1.0314	1.0025	0.9843
Average for year ended December 31st	1.0109	1.0006	—

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares and an unlimited number of Series 3 Preference Shares have been designated.

As at April 12, 2013, MDC Partners had outstanding 31,846,628 Class A Shares (including restricted stock awards), 2,503 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares and no Series 3 Preference Shares. The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting. Approximately 99.8% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares.

The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than Miles S. Nadal (Chairman, CEO and President of MDC Partners); FMR LLC; Leon G. Cooperman; Robeco Investment Management, Inc.; and Cardinal Capital Management, LLC. See “Security Ownership of Management and Certain Beneficial Owners” below for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners has retained CIBC Mellon Trust Company (Canadian Stock Transfer Company Inc. acts as the Administrative Agent for CIBC Mellon Trust Company) to aid in the solicitation of proxies. MDC Partners expects the additional expense of that assistance to be approximately $15,000. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 — ELECTION OF DIRECTORS

Eight directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Nadal and Mr. Pustil, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian securities laws. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Messrs. Copeland, Kirby and Pustil are resident Canadians.

Information Concerning Nominees for Election as Directors

MDC Partners believes that each nominee for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth below. The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 12, 2013:

Miles S. Nadal, age 55, is the Chairman, Chief Executive Officer, President and founder of MDC Partners. Mr. Nadal has been a Director and Chief Executive Officer of MDC since founding in 1986, and President of MDC since 2007. Mr. Nadal has been involved in a number of additional businesses, including as a founder of First Asset Management Inc., one of Canada’s largest independent asset management firms with more than $35 billion under management. The firm was sold to a large money management firm in late 2005. Mr. Nadal is also the founder and a partner of Peerage Realty Partners and Artemis Investment Management.

In recognition of his achievements in business, Mr. Nadal has been honored with numerous awards, including “2012 Media Executive of the Year” by Media Magazine, selection for the “Top 40 Under 40”, and Ernst & Young’s 1999 Entrepreneur of the Year in the professional services sector. In 2012, Mr. Nadal was the recipient of an Honorary Doctorate from Tel Aviv University.

Mr. Nadal’s extensive philanthropic work emphasizes the importance of supporting the next generation of leaders, focusing on the areas of children's welfare, education, and health care. He provided the keystone gift for the rebuilding of the Bloor Jewish Community Centre (now the Miles S. Nadal Jewish Community Centre), and served on the boards of Mount Sinai and Baycrest. Mr. Nadal was a keystone contributor to the revitalization of Ayolon/Canada Park (Canada-Israel Park), which has been named “The Miles S. Nadal & Family Environmental Community.” Through his involvement with Junior Achievement of Canada and the Schulich School of Business, Mr. Nadal has provided a number of high school and university scholarships for students striving to become entrepreneurs of the future.

Under Mr. Nadal’s leadership, MDC Partners has grown into one of the world’s largest marketing communications networks whose over 50 holdings include Crispin Porter + Bogusky, kirshenbaum bond senecal + partners, 72 and Sunny, Anomaly, Bruce Mau Design, Redscout, Attention, Sloane & Company, Colle + McVoy, Concentric, Laird, TEAM, HL Group, Relevent, Kwittken, Kenna, Capital C, Doner, TargetCast, Hello Design, mono and Vitro. Mr. Nadal’s thorough knowledge of MDC Partners’ business and affairs makes him particularly qualified to be Chief Executive Officer and Chairman of the Board. Mr. Nadal is a resident of Nassau, Bahamas, and beneficially owns 5,209,935 Class A Shares of MDC.

Clare R. Copeland, age 77, is Chief Executive Officer of Falls Management Company, a commercial development and casino operator in Niagara Falls, Ontario, a position he has held since November 2004. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People’s Jewelers Corporation, a jewelry retailer. He is also Chairman of Toronto Hydro. In addition, Mr. Copeland is a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund and Telesat, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd. Mr. Copeland brings extensive experience in management and oversight to the Board. Mr. Copeland has been a member of the MDC Partners Board of Directors since June 30, 2007. He is currently Chairman of the Human Resources & Compensation Committee and a member of the Audit Committee. Mr. Copeland resides in Toronto, Ontario, and beneficially owns 35,537 Class A Shares of MDC.

Thomas N. Davidson, age 73, has been Chairman of NuTech Precision Metals, Inc., a specialty metals processing company, since 1987, and Chairman of Quarry Hill Group, a private investment holding company, since 1989. During the past five years, Mr. Davidson has served as a director of Occulogix, Inc. (known as TearLab). Mr. Davidson also serves on several charity and civic group boards. Mr. Davidson has been a director of several international corporations and brings extensive leadership experience to the Board. Mr. Davidson has been a Director of MDC since June 21, 1988. He is currently a member of the Audit Committee, the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. Mr. Davidson is a resident of Key Largo, Florida, and beneficially owns 229,988 Class A Shares of MDC, including 17,238 restricted Class A Shares of MDC.

Robert J. Kamerschen, age 77, is a private investor and senior advisor and consultant. Mr. Kamerschen was the Chairman of Survey Sampling Inc., a private company which provides internet and telephone survey sampling to marketing research companies, from June 2005 until his retirement in 2009. He is the Retired Chairman and Chief Executive Officer of ADVO, Inc., a NYSE-listed direct mail microtargeting service company, which he led from 1988 until his retirement in 1999. During the past five years, Mr. Kamerschen has served as a director at R.H. Donnelley Corporation, Linens n’ Things, Vertrue, Inc. IMS Health Inc., and Radio Shack Corporation, among others. Mr. Kamerschen brings extensive management and corporate governance experience to the Board through his service in senior leadership positions in a number of public and private companies in diverse industry categories, including expertise in the advertising and marketing sector. Mr. Kamerschen has been a Director of MDC since June 30, 2002. He is currently Chairman of the Nominating & Corporate Governance Committee and a member of the Human Resources & Compensation Committee. Mr. Kamerschen is a resident of New Canaan, Connecticut, and beneficially owns 388,065 Class A Shares of MDC, including 17,238 restricted Class A Shares of MDC.

Scott L. Kauffman, age 57, is the President and Chief Executive Officer, and a member of the Board of Directors, of New Engineering University, a new university system designed to educate world-class engineers in a constructionist learning environment and change the way students think and feel about engineering. He is also the Chairman of several venture-backed Internet companies. From April 2011 until January 2013, Mr. Kauffman was a Board member and then Chairman of LookSmart, Ltd, a publicly-traded, syndicated pay-per-click search network. From January 2009 to August 2010, Mr. Kauffman was President and Chief Executive Officer, and a member of the board, of GeekNet, Inc., a publicly-traded open source software application developer and e-commerce website operator. From September 2006 until its acquisition by Yahoo! in October 2007, Mr. Kauffman was President and Chief Operating Officer, and a member of the board, of BlueLithium, Inc., an Internet advertising network and performance marketing company. Prior to joining BlueLithium, Mr. Kauffman was President and CEO, and a member of the board, of Zinio Systems, Inc., a provider of digital magazine services, from July 2004 until August 2006. From February 2003 to June 2004, he was President and CEO, and a member of the board, of MusicNow LLC, a digital music service. From April 2001 to February 2003 he was President and CEO of Coremetrics Inc., a web services provider of marketing analytics solutions, where he continued to serve as a member of the board until the company was acquired by IBM in July 2010. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner. Mr. Kauffman holds an AB in English from Vassar College and an MBA in marketing from New York University. In 1996, Advertising Age named him one of twenty digital media masters, and in 1992, Advertising Age named him one of the top 100 marketers in the country. Mr. Kauffman brings extensive relevant industry experience to the Board. Mr. Kauffman was appointed as a Director of MDC Partners on April 28, 2006. He currently serves as MDC’s Presiding Director and as a member of the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. Mr. Kauffman is a resident of Palo Alto, California and beneficially owns 42,304 Class A Shares of MDC, including 17,172 restricted Class A Shares of MDC.

Michael J.L. Kirby, age 71, was a member of the Senate of Canada from 1984 until his retirement in October 2006. From 1994 to 1999, he served as Chairman of the Standing Senate Committee on Banking, Trade and Commerce. Sen. Kirby currently serves as a director of Extendicare Inc., Just Energy Income Fund, and Indigo Books & Music Inc. He has also been Vice Chairman of the Accounting Standards Oversight Council of the Canadian Institute of Chartered Accountants. He has previously been a director of The Bank of Nova Scotia, Brainhunter Inc., ImmunoVaccine Technologies, Inc., Maxxcom, Inc., Quaker Oats (Canada), Onex Packaging, Westbury Canadian Life, Cotton Ginny, RJR-Macdonald Inc., a member of the Advisory Board of AT&T Enterprises (Canada), Nissan (Canada), and other private companies. Sen. Kirby holds a PhD in applied mathematics and has taught in several graduate business programs. With his distinguished background, Sen. Kirby brings exceptional leadership, experience and expertise to the Board. Sen. Kirby has been a Director of MDC since April 22, 2004. He is currently Chairman of the Audit Committee and a member of the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. Sen. Kirby is a resident of Ottawa, Ontario, and beneficially owns 41,304 Class A Shares of MDC.

Stephen M. Pustil, age 69, is Vice Chairman of MDC Partners, a position he has held since 1992. He is also President of Peerage Realty Partners and Chairman of Artemis Investment Management, and currently serves as a director of Trez Capital Mortgage Investment Corporation and Trez Senior Mortgage Investment Corporation. Mr. Pustil is a chartered accountant and serves on the Board of Mount Sinai Hospital. Mr. Pustil brings investment experience to the Board. Mr. Pustil has been a Director of MDC since April 9, 1992. Mr. Pustil is a resident of Toronto, Ontario, and beneficially owns 343,374 Class A Shares of MDC, following his open-market purchase of 108,055 Class A shares on March 22, 2013.

Irwin D. Simon, age 54, is the founder of The Hain Celestial Group, Inc. and has been its President and Chief Executive Officer, and a director since its inception in 1993. In addition, Mr. Simon has served as Chairman of the Board of Hain Celestial since 2000. Mr. Simon currently serves as a director of Jarden Corporation (a consumer products company), and as a director of several privately-held companies. During the last five years, Mr. Simon also served as a director of Yeo Hiap Seng Limited (a food and beverage company based in Singapore). Mr. Simon also participates in several industry and charitable organizations including The New York State Council on Food Policy. Mr. Simon is the past chapter chairman of YPO — Gotham Chapter, New York City. Mr. Simon has been a member of the MDC Partners Board of Directors since his appointment on April 26, 2013. He is currently a member of the Human Resources & Compensation Committee and a member of the Audit Committee. Mr. Simon resides in New York, N.Y., and beneficially owns 12,000 restricted Class A Shares of MDC. Mr. Simon brings to the Board unique perspectives on all aspects of advertising and marketing services, as well as extensive operational and entrepreneurial experience. In addition, Mr. Simon possesses a great depth of knowledge and experience regarding the consumer packaged goods industry and related marketing services that are provided by the Company’s partner firms.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Class A Shares and the Class B Shares of MDC outstanding as of April 12, 2013 by each beneficial owner of more than five percent of such shares, by each of the directors of MDC and the current nominees for Board election (other than Mr. Irwin Simon), by each of the executives named in the Summary Compensation Table below and by all current directors and executive officers of MDC as a group.

		Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)						Approximate Percentage of Class(5)
Name	Type of Shareholding	Class A Subordinate Voting Shares(2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(4)		Class B Shares	Class A Shares	Class B Shares
Miles S. Nadal	Direct	5,209,935	(6)	—	1,018,725	(7)	—	16.4%	—
Clare Copeland	Direct	18,299		25,000	42,238	(7)		*
Thomas N. Davidson	Direct	179,988	(8)	25,000	25,000		—	*	—
	Indirect	50,000
Robert J. Kamerschen	Direct	388,065	(8)	—	—		—	1.2%	—
Scott L. Kauffman	Direct	42,304	(8)	25,000	25,000		—	*
Michael J.L. Kirby	Direct	24,066			17,238	(7)	—	*	—
	Indirect	381
Stephen M. Pustil	Direct	320,794		—	67,580	(7)	—	1.0%	—
David B. Doft	Direct	95,278	(8)	—	45,000		—	*	—
	Indirect	1,000
Gavin Swartzman	Direct	62,564			69,138			*
Michael Sabatino	Direct	124,181	(8)	—	45,000		—	*	—
Mitchell Gendel	Direct	95,143	(8)	—	45,000		—	*	—
All directors and officers of MDC as a group 11 persons		6,611,998		75,000	1,399,919		—	20.7%	—
FMR LLC(9)		4,590,357		—	—		—	14.4%	—
Leon G. Cooperman(9)		2,112,581		—	__			6.6%
Robeco Investment Management, Inc.(9)		2,062,505		—	—		—	6.5%
Cardinal Capital Management, LLC(9)		1,630,901		—	—			5.1%

*	The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.
(1)	Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.
(2)	This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.
(3)	This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after April 12, 2013.
(4)	This column includes Class A Shares subject to all outstanding options, warrants or similar rights (including EVARs), whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after April 12, 2013. However, this column does not include SARs, which do not represent the right to acquire shares because they may be settled, at the Board’s discretion, in either cash or Class A Shares.

(5)	For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 12, 2013, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(6)	Of this amount, 4,797,577 shares have been pledged as collateral for margin accounts maintained at Comerica Securities Inc., RBC Dominion Securities Inc. and CIBC Wood Gundy, a division of CIBC World Markets Inc.
(7)	Includes restricted stock units that have not yet vested.
(8)	Includes shares of restricted stock that have not yet vested.
(9)	Stock ownership of these entities is based solely on a Schedule 13G or 13G/A filed by each such entity. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109, and its most recent Schedule 13G/A was filed on February 13, 2013; the address of Robeco Investment Management, Inc. is One Beacon Street, Boston, Massachusetts 02108, and its most recent Schedule 13G was filed on February 7, 2013; the address of Leon G. Cooperman is 2700 N. Military Trail, Suite 230, Boca Raton, Florida, and his most recent Schedule 13G/A was filed on February 6, 2013; the address of Cardinal Capital Management, LLC is Four Greenwich Office Park, Greenwich, Connecticut 06831, and its most recent Schedule 13G was filed on February 14, 2013.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as provided by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Messrs. Nadal and Pustil, have been determined by the Board to be independent under applicable Nasdaq rules and the Board’s governance principles, and applicable Canadian securities laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices (“NI 58-101”).

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code applies to all directors, officers and employees, including the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. In addition, the Board of MDC Partners adopted a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to offer to resign from the Board, with such resignation to become effective if the Board does not reject it within 60 days after the date of the election.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/#/corporate_info/. Copies of these documents are also available in print to any shareholder upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations.

Meetings

The Board held eight (8) meetings in 2012. All current members of the Board attended each of these Board meetings in 2012.

The various Board committees met the number of times shown in parentheses: Audit Committee (5); Human Resources & Compensation Committee (7); and Nominating & Corporate Governance Committee (1). Each incumbent director attended all meetings of all Board committees on which they served during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All of the members of the Board attended the 2012 annual meeting of shareholders.

Committees of the Board

The Board currently has three committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. The terms of reference and mandate for each committee of the Board are summarized below.

Audit Committee

The Audit Committee is composed of three members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian laws. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor any reportable conditions affecting internal controls, as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor has the responsibility of auditing the financial statements.

The current members of the Audit Committee are: Michael J.L. Kirby (Chairman), Thomas N. Davidson and Clare Copeland. The Board has determined that Mr. Kirby qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by applicable Canadian securities laws. The Audit Committee’s current charter is appended hereto as Exhibit A.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is composed of four members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and by applicable Canadian securities laws. The Nominating & Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating & Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating & Corporate Governance Committee are: Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott L. Kauffman and Michael J.L. Kirby. The Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee (the “Compensation Committee”) is composed of five (5) members, all of whom are considered to be “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and applicable Canadian securities laws, and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The

Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the EVARs Program, the SARs Plan, the 2011 Stock Incentive Plan and the 2008 Key Partners Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee. In 2005 – 2007, and in 2010 – 2013, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executive officers based on comparable industry levels, which recommendations have been implemented by the Compensation Committee. The current members of the Human Resources & Compensation Committee are: Clare Copeland (Chairman), Thomas N. Davidson, Robert J. Kamerschen, Scott L. Kauffman, and Michael J.L. Kirby. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Board Leadership, Executive Sessions and Communications with the Board

Presently, Mr. Nadal, our Chief Executive Officer and President, is also the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer or President. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer or President would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Nadal hold each of these positions, and by having a separate independent director serve as “Presiding Director.”

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current non-executive Presiding Director is Scott L. Kauffman. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/#/corporate_info/governance. Shareholders or others who wish to communicate with the non-executive Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o David B. Doft, Chief Financial Officer, 745 Fifth Avenue, 19th Floor, New York, NY 10151. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees.

Compensation of Directors

MDC paid its directors who are not employees of MDC or any of its subsidiaries a $30,000 annual retainer in respect of 2012. MDC also pays a fee of $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $75,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert, and $15,000 for other Committee Chairs. In respect of services rendered during the year ended December 31, 2012, MDC paid to such directors, in their capacity as directors, aggregate fees equal to $426,000 in 2012.

Employee directors are not entitled to any compensation in connection with their services on the Board. Neither Mr. Nadal nor Mr. Pustil (each of whom are also executive officers of the Company) is paid any fee in their respective capacity as a director of the Company.

Upon appointment or initial election to the Board of Directors, each non-employee director received a grant of 25,000 stock options to acquire Class A Shares or a grant of 6,000 shares of restricted stock. Each year, the Compensation Committee considers an equity award grant to the non-employee directors of the Company. On February 14, 2012, each non-employee director received a grant of 6,536 restricted shares or restricted stock units under the 2011 Stock Incentive Plan. On March 7, 2013, each non-employee director received a grant of 6,570 restricted shares or restricted stock units under the 2011 Stock Incentive Plan.

The following table sets forth the compensation paid to or earned during fiscal year 2012 by our non-management directors:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Clare Copeland	76,250	85,295	(1)	—	(2)	N/A	161,545
Thomas Davidson	60,000	85,295	(1)	—	(2)	N/A	145,295
Robert Kamerschen	88,000	85,295	(1)	—	(2)	N/A	173,295
Scott Kauffman	118,000	85,295	(1)	—	(2)	N/A	203,295
Michael Kirby	83,750	85,295	(1)	—	(2)	N/A	169,045

(1)	Reflects the aggregate grant date fair value as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2012. On February 14, 2012, each independent director received a grant of 6,536 restricted shares or restricted stock units under the 2005 Stock Incentive Plan. Each of the following non-employee directors held the following number of shares of restricted stock or RSUs as of December 31, 2012, respectively: Mr. Copeland — 14,734; Mr. Davidson — 14,734; Mr. Kamerschen — 14,734; Mr. Kauffman — 14,734; and Mr. Kirby — 14,734.

(2)	During 2012, the Company did not grant any option awards to non-employee directors. The aggregate number of outstanding options held by non-employee directors as of December 31, 2012 is 75,000. Each of the following non-employee directors held the following number of options as of December 31, 2012, respectively: Mr. Copeland — 25,000; Mr. Davidson — 25,000; and Mr. Kauffman — 25,000.

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

The discussion and analysis in this Compensation Discussion and Analysis or “CD&A” focuses on our chief executive officer and other named executive officers who are listed in the Summary Compensation Table and other compensation tables in this Proxy Statement. Throughout this discussion, we refer to the Chief Executive Officer as our “CEO” and to these individuals as a a group our named executive officers or “NEOs”.

The Human Resources & Compensation Committee of the Board (the “Compensation Committee”) is composed of the five independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance measures and awards under the annual bonus incentive program for the Chief Executive Officer and other named executive officers. The Compensation Committee also determines the amount and form of long-term incentive awards, which typically take the form of equity incentive grants, including shares of restricted stock or restricted stock units under the 2011 Stock Incentive Plan and 2008 Key Partner Incentive Plan, and stock appreciation rights (SARs) under the SARs Plan. In addition, in 2011, the Committee established the Extraordinary Equity Value Appreciation Restricted Stock Award (EVARs) program under the 2005 Stock Incentive Plan.

From 2010 – 2013, the Compensation Committee has retained Mercer Human Resource Consulting (“Mercer”), a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other named executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. In accordance with Nasdaq listing standards, the Compensation Committee assessed the independence of Mercer and determined that it was independent and its work does not raise any conflict of interest.

Mercer has attended Compensation Committee meetings on the Compensation Committee’s request and has also met with the Compensation Committee in person or by telephone in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase shareholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets most relevant to shareholders. The Compensation Committee also considered recent trends in executive compensation. The decisions made by the Compensation Committee may reflect factors and considerations other than the information and recommendations provided by any consultant.

Exceptional Financial Results in 2012

MDC delivered extremely strong financial results for 2012, as more described under the heading of “Management’s Discussion and Analysis” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Organic revenue growth accelerated throughout the year, far outpacing the industry, and the Company exceeded all of its internal EBITDA, EBITDA margin and organic growth targets.

The chart below summarizes certain key financial results for 2012 as compared to 2011:

	2012	2011	% Change
Revenue	$1.07 billion	$940.4 million	+13.9%
EBITDA	$118.4 million	$93.1 million	+27.2%
Organic Revenue Growth			+8.4%

In addition, in recognition of this superior financial performance, year-to-date as of April 9, 2013, MDC’s total shareholder return has significantly outperformed the total shareholder return of its peers, with a return equal to 36.7%.

Overview of Our Compensation Program for Named Executive Officers

The Company uses a mix of short- and long-term and fixed and variable elements in compensating the NEOs: base salary; discretionary annual cash bonus incentives; discretionary incentives in the form of restricted stock and restricted stock units granted pursuant to the 2011 Stock Incentive Plan, SARs granted under the SARs Plan and, on a one-time basis in 2011 only, EVARs granted under the EVARs program.

To that end, in 2012, the Compensation Committee reaffirmed its compensation strategy to:

•	Appropriately link compensation levels with the creation of stockholder value by:
•	Focusing our executives on achieving those key objectives critical to successfully implementing the Company’s business strategy and achieving annual and long-term financial performance goals;
•	Holding executives directly accountable for results by making a significant portion of compensation subject to the Compensation Committee’s discretion and based on achievement of corporate and individual performance objectives and creation of shareholder value; and
•	Aligning the interests of our executives with the interests of our shareholders.
•	Provide total compensation capable of attracting, motivating and retaining executives of outstanding talent;
•	Emphasize pay tied to performance as a meaningful component of total compensation potential;
•	Impose appropriate “clawback” or repayment requirements for cash incentive awards in the event of resignation of employment or termination for cause; and
•	Safeguard the Company’s business interests, including protection from adverse activities by the executive during and after employment.

The Compensation Committee has reviewed its compensation philosophy and objectives in light of the current economic environment and believes its compensation strategy remains appropriate. To accomplish these objectives, the Compensation Committee has determined that the levels of compensation available to NEOs who successfully enhance corporate and shareholder value should be competitive with the compensation offered by other organizations that potentially compete for their services. This is critical to our ability to recruit and retain executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide the Company. In addition, the Compensation Committee has structured the NEO’s compensation to tie a significant portion of their compensation to achievement of individual performance objectives, as communicated in advance by the Compensation Committee and subject to the ultimate discretion of the Compensation Committee. This “pay-for-performance” approach to compensation applies throughout the organization, including for executives below the NEO level and for employees and management team members at the Company’s operating partners.

The Compensation Committee has also reviewed with management the design and operation of the Company’s performance goals and metrics used in connection with incentive awards and determined that, although these policies in some instances may encourage risk-taking, (i) these policies do not provide the Company’s executive officers or other employees with incentive to engage in risk-taking business activities or other behavior that are reasonably likely to have a material adverse effect on the Company and (ii) the level of risk-taking that the Company’s performance goals and metrics may incentivize is reasonable and appropriate for the business of the Company. As discussed below in greater detail, the principal measures of our business performance to which named executive officer compensation is tied are EBITDA (as defined below), organic revenue growth and, in the case of equity incentive awards, the value returned to shareholders as measured by potential stock price appreciation.

As used in this Proxy Statement, the following terms have the following definitions:

•	“EBITDA” is a non-GAAP measure that represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates, adjusted for certain items at the discretion of the Compensation Committee. A reconciliation of “EBITDA” to the US GAAP reported results of operations for the period ended December 31, 2012 has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on February 21, 2013.
•	“EBITDA margin” is equal to the quotient of EBITDA (as defined) divided by revenue.
•	“organic revenue growth” is a non-GAAP measure that refers to growth in revenues (as compared to prior year) from sources other than acquisitions or foreign exchange impacts.

Results of 2012 Say-on-Pay Vote

In 2012, we held a non-binding shareholder advisory vote on executive compensation. The Committee has considered, and will continue to consider, the results of this vote each year when making compensation decisions for our named executive officers. Given the support our shareholders expressed for the compensation of our named executive officers as evidenced by the approval of approximately 64% of the shareholders who voted on the “say-on-pay” proposal, the Committee did not make any material changes to the Company’s compensation program as a result of the favorable “say-on-pay” vote in 2012.

Elements of Our Compensation Arrangements for Named Executive Officers

The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace and reflect the executive’s minimum relative value to the Company.
Annual, Short-Term Cash Incentive Awards; Repayment or “Clawback” Requirements	Opportunity to earn performance-based compensation if the Company achieves financial performance goals, and if the executive achieves individual “key performance indicators” (KPIs). For 2012, the financial performance goals were based primarily on the Company’s EBITDA (which significantly exceeded the base EBITDA targets and stretch targets), and organic revenue growth (which significantly exceeded that of MDC’s peer companies). In 2012, the Company also required each executive officer (including each NEO) to agree in writing to repay the Company a portion of their respective cash incentive payment if he/she resigned his/her employment or was terminated for “cause” prior to October 31, 2015.	Motivates and rewards achievement of annual corporate and personal objectives that build shareholder value. Repayment or “clawback” requirements encourage executive retention.
Full-Value Equity Incentive Awards (RSUs or Restricted Stock)	Opportunity to earn equity incentive awards based upon three-year vesting terms and/or achievement of financial performance of the Company. In 2011, approximately 50% of the annual incentive awards payable to named executive officers (other than the CEO) were paid in the form of restricted stock and RSUs, which have not yet fully vested. In respect of 2012 services, the annual incentive awards payable to all of the named executive officers were paid in cash.	Promotes achievement of key multi-year corporate objectives; the vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align the executive’s interests with shareholders. Long-term vesting promotes executive retention.
Stock Options/Stock Appreciation Rights	Stock options represent the right to acquire shares of the Company’s Class A stock, based on an exercise price determined on the date of grant. An award of SARs represents the right to receive cash or shares of the Company based upon the appreciation of the fair market value of the stock price following the date of grant. The Company did not issue any new Options or SARs in 2012.	More highly leveraged risk and reward alignment with shareholder value; service-based vesting promotes executive’s retention.

Compensation Program Elements	Description	How This Element Promotes Company Objectives
EVARS (agreements to issue equity awards conditioned upon extraordinary financial performance and shareholder value creation)	In January 2011, the Company issued EVARs to the Company’s senior executives, with grant and vesting terms of the underlying equity awards conditioned upon extraordinary financial performance and equity value appreciation in excess of $20 per Class A share (and $26.25 per Class A share for 100% vesting) during the three-year period of 2011 – 2013. The Company did not issue any EVARs in 2012.	Grant and vesting requirements of these incentive awards are designed to motivate executives to achieve stretch goals that align the executive’s interests with shareholders, based on extraordinary financial performance and shareholder value creation. Performance-based vesting also promotes executive retention.
Severance Payments and Benefits, Including after a Change in Control	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourage management to consider transactions that could benefit shareholders.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family health care protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to named executive officers.	Fair and competitive programs to facilitate recruitment and retention.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews and takes into account all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside advisers, including current practices and trends among peer companies and the advertising and marketing services industry.

Other policies and practices that contribute to achieving the objectives of our executive compensation program include:

Role of Named Executive Officers in Compensation Decisions: Input from Senior Management.  The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the named executive officers. As part of the Company’s annual planning process, the CEO, CFO and Vice Chairman develop targets for the Company’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual KPIs, the CEO and Vice Chairman recommend to the Compensation Committee cash and equity incentive award levels for the Company’s other executive officers. Each year, the CEO and Vice Chairman present to the Compensation Committee their evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Compensation Committee exercises its discretionary authority and makes the final decisions regarding the form of awards, targets, award opportunities and payout value of awards.

Stock Ownership Guidelines.  The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during his or her employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with those of our shareholders. Effective March 2006, the Board adopted the following stock ownership guidelines for all officers commensurate with their level of seniority and base salary: Chief Executive Officer to own stock with a value of at least five (5) times his base salary; Chief Financial Officer, at least four (4) times his base salary; and each other named executive officer, at least three (3) times his base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines. Certain equity awards to named executive officers will not be transferable unless and until the grantee satisfies his or her applicable stock ownership requirement. In April 2009, the Compensation Committee amended the stock ownership guidelines to provide that no executive officer may sell any shares of the Company’s stock that he or she owns or received in connection with a prior year equity incentive award, unless he or she is in compliance with the Company’s stock ownership guidelines; provided, however, that executives may elect to have shares withheld in order to satisfy tax withholding requirements at the time of vesting. In addition, all executives must spend at least 5% of their net cash incentive award annually to purchase Class A shares of MDC Partners in the open market. As of December 31, 2012, all named executive officers were in full compliance with the Company’s stock ownership guidelines.

Employment Agreements.  The Company has employment or services agreements with the CEO and all of the other named executive officers. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business.

Clawback Agreements.  In connection with the payment of cash incentive amounts to the CEO and all of the named executive officers in 2012, the Company required that each named executive officer agree in writing to repay the Company a pro-rata portion of his cash incentive payment if he resigned his employment or his employment was terminated for “cause” prior to October 31, 2015. These letter agreements encourage long term retention by key executives of the Company.

Business Protection Terms.  The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies.  The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:

•	Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors, and shall be made at quarterly in-person meetings and shall not be made via unanimous written consent. An attorney (who may be an employee of the Company) shall be present at each such Compensation Committee or Board meeting;
•	If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person;

•	Options, SARs and other equity incentive awards shall be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved; and
•	The Company’s internal audit department, in connection with its quarterly review, shall audit any equity incentive awards granted during the fiscal quarter to ensure compliance with all policies and applicable rules and regulations.

Comparator Companies.  In determining compensation opportunities and payments to executives, the Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. Although we do not engage in formal benchmarking of NEO compensation, we intend that, if our named executive officers achieve individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies. In setting 2012 compensation for the named executive officers, the Committee did not perform any formal benchmarking using a comparator group of peer companies. However, in setting certain long-term equity awards for the CEO that were granted in prior years, the Committee established performance metrics that look to a small peer group of marketing services companies comprised of Omnicom, WPP Group and Interpublic Group of Companies. In addition, as discussed more fully below, we also use performance metrics that look to organic revenue growth compared to that of a small group of peer companies.

Incentive Awards Based on 2012 Performance; Exercise of Discretionary Authority

Pay-for-Performance Analysis.  The Company’s compensation program is intended to reward performance relative to individual incentive criteria and corporate financial performance criteria, with the ultimate determination of incentive awards based on the Compensation Committee’s discretion. The Company’s corporate financial performance for 2012 significantly exceeded the financial targets established by the Compensation Committee. Specifically, the Company’s 2012 financial performance of EBITDA ($118.4 million as reported), after adjusting for acquisitions and certain other items at the discretion of the Compensation Committee, significantly exceeded the Company’s baseline EBITDA target of $106.4 million and stretch EBITDA target of $110.4 million. EBITDA is used as a performance measure in respect of certain equity awards and is also considered by the Compensation Committee in connection with calculation of our 2012 annual incentive awards. In addition, in 2012, the Company’s organic revenue growth, which is used as a performance measure under our short-term incentive program, was equal to 8.4%, which was significantly higher than a selected group of MDC’s peer companies comprised of Omnicom (4.0%), WPP Group (2.9%) and Interpublic Group of Companies (0.7%), where amounts were determined based on such peer companies’ public filings. Further, the Company’s 2012 EBITDA margin increased 120 basis points to 11.1%, as compared to 9.9% in 2011. The Compensation Committee exercised its discretionary authority and determined that the Company achieved certain other financial and strategic goals in 2012, including strengthening of the Company’s balance sheet with a successful capital markets offering of senior notes; and the completion of several accretive acquisitions and transactions that expanded and diversified the Company’s portfolio of traditional advertising, social and digital marketing, and media buying and planning services companies.

In determining Mr. Nadal's compensation for 2012, the Compensation Committee took into account the Company's strong financial performance, as well as its strategic and operating plans and how Mr. Nadal performed against those plans. The Compensation Committee recognizes that Mr. Nadal has built a business that is truly unique in its approach to marketing communications, which has translated into significant market share gains, a strong pipeline of new business, and over the past seven years, strong financial performance on revenue, organic revenue, earnings, and cash flow. Importantly, in 2012, MDC Partners outgrew its peers in terms of revenue growth and organic revenue growth. The Compensation Committee continues to have strong confidence in Mr. Nadal's leadership of the MDC Partners' team and looks forward to working with him as he leads the Company in building an even better future for its shareholders, its partner agencies, its employees, and its numerous clients around the world.

Calculation of 2012 Annual Incentive Awards.  In determining the 2012 annual incentive awards to be paid to each of the named executive officers, following the conclusion of fiscal 2012 the Compensation Committee reviewed actual financial and individual performance relative to individual incentive criteria. Such review yielded, for each named executive officer, an internal performance rating reflecting the actual achievement of Company performance goals related to the performance measures described above of EBITDA, EBITDA margin and organic revenue growth as compared to the peer companies, and individual performance goals, such as the underlying operational and financial performance of specific partner companies as compared to budgeted targets. The Compensation Committee then used these ratings and its discretion to determine the actual bonus incentive award payable to each named executive officer, subject to the Compensation Committee’s discretion to adjust such amount as it deemed, in its sole discretion, to be appropriate. To promote retention, each named executive officer (including the CEO) will be required to repay a pro rata portion of the annual incentive award if he resigns or is terminated for cause prior to October 31, 2015. Given that a large portion of the CEO’s total compensation in prior years was paid in the form of equity or equity-based awards linked to the value of the Company, the Compensation Committee determined that it was appropriate to pay the CEO’s 2012 annual incentive award solely in cash, but subject to repayment upon resignation or termination for cause.

Retirement Programs

The Company offers each U.S.-based executive the opportunity to make individual contributions to a broad-based 401(k) Plan administered by the Company and generally available to the Company’s U.S. employees. However, the Company does not make or match any employee contributions to the 401(k) Plan. The Company does not provide any other specific retirement or pension benefits for its named executive officers.

Severance Policies

We provide severance protection to our named executive officers in employment agreements, as detailed below under the caption “Potential Payments Upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate.

Long-Term Incentives

The Compensation Committee made grants to its named executive officers in March 2012 of restricted stock and restricted stock units. These awards will not vest unless the executive is an employee of the Company on the applicable vesting date. The vesting date is the third anniversary of the date of grant, subject to accelerated vesting if the Company achieves the specified financial performance criteria in fiscal years 2012 and 2013. These financial performance criteria include 5% EBITDA growth in 2012 as compared to 2011; and cumulative EBITDA growth in 2012 and 2013 of 10%, as compared to 2011.

EVAR Awards

In 2011, the Company awarded EVARs, which represent a promise to grant restricted stock or RSUs in the future conditioned on MDC Partners’ achieving exceptional financial performance that would result in shareholder value creation during the three-year measuring period of 2011 – 2013, and subject to continued employment. The Company’s philosophy of pay-for-performance is reflected in these EVAR awards. Management and the Compensation Committee believe that extraordinary financial performance, including superior revenue and EBITDA growth equal to more than $148 million for the last year of applicable vesting period in 2013, will ultimately result in superior shareholder value creation. At the time of the EVAR grants, the Company earned $86 million in EBITDA in 2010, with an extraordinary EBITDA growth target of $148 million in 2013 (or compounded annual growth of 20% per year over the 3-year vesting period). The expected amount of shareholder value creation if these exceptional EBITDA targets were achieved is outlined in the following price per share targets.

The first 10% of underlying shares of restricted stock or restricted stock units for each EVAR was granted on January 26, 2011, subject to vesting on December 31, 2013. Grants of restricted stock or restricted stock units with respect to the remaining 90% of each EVAR are conditioned on the Company achieving stock price appreciation targets prior to December 31, 2013 as follows:

15-Day Weighted Ave. Price on NASDAQ	Restricted Stock or RSUs Granted under EVAR
$20.00	30%
$22.75	30%
$26.25	30%

The Company did not issue any EVARs in 2012 or 2013.

Performance Goals and Metrics

In 2012, the Compensation Committee continued to use EBITDA as its primary financial goal for short-term incentive awards and equity incentive awards, as well as strong organic revenue growth and EBITDA margin improvement.

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2012 Annual Report on Form 10-K for filing with the SEC and OSC.

The Human Resources & Compensation Committee
Clare Copeland (Chairman)
Thomas N. Davidson
Robert J. Kamerschen
Scott L. Kauffman
Michael J.L. Kirby

Executive Compensation

This section contains information, both narrative and tabular, regarding the compensation for fiscal 2012, 2011 and 2010 for (i) our principal executive officer; (ii) our principal financial officer; and (iii) our three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal Year 2012 (collectively, the “NEOs” or the “named executive officers”).

The Summary Compensation Table contains an overview of the amounts paid to or earned by our named executive officers during the last three fiscal years. The tables following the Summary Compensation Table — the Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested Table — contain details of our named executive officers’ recent equity grants, past awards, general holdings, and exercises. Finally, we have included a narrative description of potential severance payments to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(6)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
				Stock Awards ($)	EVARs ($)
Miles S. Nadal, Chairman, Chief Executive Officer and President(4)	2012	1,500,000	1,260,735	5,958,343	0	0	0	558,343	9,277,422
	2011	1,500,000	213,068	13,092,218	8,433,000	0	0	559,138	23,797,424
	2010	1,343,407	0	4,311,191		0	0	627,594	6,282,192
David B. Doft, Chief Financial Officer	2012	375,000	120,074	168,489	0	0	0	50,581	714,144
	2011	368,750	148,565	680,907	421,650	0	0	49,372	1,669,243
	2010	350,000	0	315,317		0	0	47,270	712,587
Stephen Pustil, Vice Chairman(5)	2012	400,240	142,071	266,520	0	0	0	34,757	843,588
Mitchell Gendel, General Counsel and Corporate Secretary	2012	375,000	140,248	249,399	0	0	0	45,581	810,228
	2011	368,750	86,187	638,612	421,650	0	0	44,372	1,559,571
	2010	350,000	0	280,207		0	0	42,270	672,477
Michael Sabatino, Chief Accounting Officer	2012	375,000	127,053	277,247	0	0	0	46,822	826,122
	2011	368,750	81,502	691,345	421,650	0	0	45,540	1,608,787
	2010	350,000	0	264,331		0	0	42,973	657,304

(1)	The value of MDC Partners’ Class A stock on the grant date for the EVARs (Jan. 26, 2011) was $17.15 per share, and the value of MDC Partners’ Class A stock on the grant date for other incentive awards (March 7, 2011) was $18.64 per share. Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period, of equity awards consisting of restricted stock or restricted stock units (RSUs) granted to our NEOs in each of 2009, 2010 and 2011 and EVARS in 2011. The aggregate grant date fair value disclosed is based on the probable outcome of the applicable performance conditions for these awards. The fair value as disclosed would be the same amount if the highest performance conditions were to be achieved. Information with respect to RSUs reflected in this column that were granted in years before 2011 is disclosed in the Outstanding Equity Awards at 2011 Fiscal Year-End table of this Proxy Statement and the accompanying notes. In order for the restricted stock or RSUs to be granted under the EVARs Plan, the stock must average at least $20 per share over 20 days for 30% to be granted, $22.75 per share for the next 30% to be granted, and $26.25 per share for the final 30% to be granted. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2012 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(2)	Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods, of stock options and stock appreciation rights (SARs) granted to the named executive officers in each of 2010, 2011 and 2012. Options and SARs have an exercise price equal to the closing price of the Company’s common stock on NASDAQ on the date preceding the date of grant, generally vest over 3 years, and are subject to the provisions of the 2005 Stock Incentive Plan, as amended, and the 2011 Stock Incentive Plan, as applicable. Information with respect to the SARs granted to the named executive officers in 2009 is disclosed in the “Outstanding Equity Awards at 2012 Fiscal Year-End” table of this Proxy Statement and the accompanying notes. Information with respect to options reflected in this column that were granted in years before 2012 is disclosed in the Outstanding Equity Awards at 2011 Fiscal Year-End table of this Proxy Statement and the accompanying notes.
(3)	“All other compensation” is comprised of the following perquisites, personal benefits and other items for our NEOs in 2012:
(a)	for Mr. Nadal, a $58,274 interest benefit received on account of interest-free loans that were grandfathered under the Sarbanes-Oxley Act of 2002; and a $500,000 perquisite allowance in respect of retirement benefits and employee health benefits. As of April 26, 2013, Mr. Nadal has repaid and satisfied in full the remaining principal balance of all previously outstanding loans made by the Company to Mr. Nadal and his affiliates. In addition to the amounts set forth in the table, on limited occasions, while Mr. Nadal is traveling on business, a member of his family has accompanied him on the corporate aircraft. There is no incremental cost to the Company for this use of the aircraft by Mr. Nadal’s family member. For business purposes during travel from outside of New York City, Mr. Nadal and certain of the Company’s executive officers have the use of a corporate apartment located near the Company’s offices in New York City. Mr. Nadal personally paid for all furnishings in this corporate apartment, and also pays for 50% of the leasehold cost. The Company believes that such arrangement is more cost effective than the alternative costs of a hotel in New York City;
(b)	for Mr. Doft, a $30,000 annual perquisite allowance and $20,581 in annual insurance premiums;
(c)	for Mr. Pustil, a $30,000 CND annual perquisite allowance and $4,737 CND in annual insurance premiums and parking expenses;
(d)	for Mr. Sabatino, a $25,000 annual perquisite allowance and $21,822 in annual insurance premiums; and
(e)	for Mr. Gendel, a $25,000 annual perquisite allowance and $20,581 in annual insurance premiums.
(4)	The personal services of our Chairman and CEO are provided to the Company through Nadal Management Limited.
(5)	Mr. Pustil was not a named executive officer in 2010 or 2011.
(6)	Reflects the actual bonus expense included in the Company’s financial statements for each of the years presented.

GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Miles S. Nadal	2/14/12							456,578	(1)			5,958,343	(2)
Stephen Pustil	2/14/12							20,423	(1)			266,520	(2)
David B. Doft	2/14/12							12,911	(1)			168,489	(2)
Mitchell Gendel	2/14/12							19,111	(1)			249,399	(2)
Michael C. Sabatino	2/14/12							21,245	(1)			277,247	(2)

(1)	Represents grants of restricted stock or restricted stock units (RSU’s) granted to our NEOs in fiscal 2012 under our 2011 Stock Incentive Plan, as amended. These grants vest upon the third anniversary of the grant date subject to continued employment; however, they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2012 and 2013. These financial performance criteria include 5% adjusted EBITDA growth in 2012 as compared to 2010, and cumulative adjusted EBITDA growth in 2012 and 2013 of 10% as compared to 2011. These awards also vest automatically upon a change in control of the Company, or upon termination of the NEO’s employment without cause.
(2)	Reflects the grant-date fair value of the equity awards we granted to our NEOs in fiscal 2012 determined in accordance with FASB Topic 718. The fair market value of Class A shares on the grant date of February 14, 2012, was $13.05 per share. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2012 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with all of our named executive officers, as described in more detail below.

Miles S. Nadal

On April 25, 2007, the Company entered into a new Management Services Agreement (the “Services Agreement ”) with Miles Nadal and with Nadal Management, Inc. to set forth the terms and conditions on which Miles Nadal will continue to provide services to the Company as its Chief Executive Officer. The Services Agreement renewed on April 27, 2010, in accordance with its terms and conditions, and is subject to automatic one-year extensions unless either party gives to the other a 60-day advance written notice of its intention not to renew. In addition, effective April 27, 2010, the annual retainer amount (base salary) under the Services Agreement was increased to $1,500,000. The Services Agreement also provides for an annual incentive bonus with a targeted payout of 250% of the base compensation. For 2012, the Company paid Mr. Nadal a cash incentive payment in an amount equal to $1,875,000 in November 2012, and a subsequent cash incentive payment of $1,875,000 on February 15, 2013. Each of these incentive cash payments are subject to repayment if Mr. Nadal resigns or is terminated for cause prior to December 31, 2015. The Company also pays an annual cash payment of $500,000 in respect of retirement benefits, employee health benefits, and perquisites and may, in the discretion of the Compensation Committee, grant long term equity incentives with a targeted grant-date value of up to 300% of his then current retainer (base salary). In March 2011, February 2012 and again in February 2013, the Compensation Committee determined, in light of certain factors (including the Company’s adjusted EBITDA achievement) and in exercising its discretionary authority, that each of the 2011 CEO LTIP award, the 2012 CEO LTIP award and the 2013 CEO LTIP Award should be valued at an amount equal to 300% of his then current base retainer amount.

Pursuant to the amended Services Agreement, the Company further agreed to provide to Mr. Nadal a special bonus of Cdn$10 million (U.S. $10,088,000) upon the first to occur of (i) the average market price of the Company’s Class A Shares is C$30 ($30) per share or more for more than 20 consecutive trading days

(measured as of the close of trading on each applicable date) or (ii) a change of control of the Company. This bonus is payable until the date that is three years after the date on which Mr. Nadal is no longer employed by the Company for any reason.

The Services Agreement also provides for severance payments if Mr. Nadal’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

David B. Doft

MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007 (as amended on August 5, 2010), pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 45-day advance written notice of its intention not to renew. Mr. Doft currently is entitled to receive an annualized base salary of $412,500 (effective as of January 1, 2013), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Doft also receives an annual perquisite allowance in an amount equal to $30,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Doft’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Stephen Pustil

MDC Partners has an employment agreement with Mr. Pustil, effective August 20, 2007 (as amended on August 5, 2010), pursuant to which Mr. Pustil serves as our Vice Chairman. Mr. Pustil’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Pustil is currently entitled to receive an annualized base salary of Cdn $400,000, and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Pustil’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Pustil also receives an annual perquisite allowance in an amount equal to Cdn $30,000. Mr. Pustil is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Pustil’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mitchell Gendel

MDC Partners has an employment agreement with Mr. Gendel, effective July 6, 2007 (as amended on March 5, 2011), pursuant to which Mr. Gendel serves as our General Counsel and Corporate Secretary. Mr. Gendel’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Gendel is currently entitled to receive an annualized base salary of $412,500 (effective as of January 1, 2013), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Gendel’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Gendel also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Gendel is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Gendel’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Michael Sabatino

MDC Partners has an employment agreement with Mr. Sabatino, effective July 6, 2007 (as amended on March 5, 2011), pursuant to which Mr. Sabatino serves as our Chief Accounting Officer. Mr. Sabatino’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Sabatino is currently entitled to receive an annualized base salary of $412,500 (effective as of January 1, 2013), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Sabatino’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Sabatino also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Sabatino is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Sabatino’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

The following table sets forth information regarding the outstanding awards under our equity incentive plans held by our named executive officers at 2012 fiscal year end.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested (#)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)		(c)	(e)	(f)		(g)		(h)		(i)		(j)
Miles S. Nadal	2,083,333	(1)		3.72	2/11/14	(1)					900,000	(5)	10,170,000	(5)
David B. Doft	128,205	(1)		3.72	2/11/14	(1)
							5,000	(3)	56,500	(3)	45,000	(5)	508,500	(5)
											12,911	(2)	145,894	(2)
											15,964	(4)	180,393	(4)
Stephen Pustil	129,310	(1)	60,690 (1)	3.72	2/11/14	(1)
							5,000	(3)	56,500	(3)
											45,000	(5)	508,500	(5)
											20,423	(2)	230,780	(2)
											13,808	(4)	156,030	(4)
Michael Sabatino	128,205	(1)	(1)	3.72	2/11/14	(1)					45,000	(5)	508,500	(5)
							5,000	(3)	56,500	(3)
											21,245	(2)	240,069	(2)
											16,244	(4)	183,557	(5)
Mitchell S. Gendel	125,940	(1)	(1)	3.72	2/11/14	(1)					45,000	(5)	508,500	(4)
							5,000	(3)	56,500	(3)
											19,111	(2)	215,954	(2)
											14,830	(4)	167,579	(4)

(1)	These represent SARs granted on February 11, 2009. Effective as of February 14, 2012, all SARS issued in 2009 were fully vested.
(2)	These grants awarded on February 14, 2012 vest upon the third anniversary of the grant date subject to continued employment; however they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2012 and 2013. These financial performance criteria include 5% adjusted EBITDA growth in 2012 as compared to 2011, and cumulative adjusted EBITDA growth in 2012 and 2013 of 10% as compared to 2011. In February 2013, one-half of each of the awards referred to in the table above (other than Mr. Nadal’s) vested in accordance with the terms of the underlying grant agreements, based on the Company achieving adjusted EBITDA growth in 2012 as compared to 2011.
(3)	These grants awarded on January 26, 2011, vest upon the third anniversary of the grant date subject to continued employment.
(4)	These grants awarded on March 7, 2011, vest upon the third anniversary of the grant date subject to continued employment; however, they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2011 and 2012. These financial performance criteria include 5% EBITDA growth in 2011 as compared to 2010, and cumulative EBITDA growth in 2011 and 2012 of 10% as compared to 2010. In February 2012, these awards referred to in the table above vested in accordance with the terms of the underlying grant agreements, based on the Company achieving adjusted EBITDA growth in 2012 as compared to 2011.
(5)	These amounts represent grants to the NEOs of “EVARS,” which are agreements to issue equity incentive awards conditioned on MDC Partners’ stock price achieving extraordinary equity value appreciation of during calendar years 2011 – 2013. Specifically, MDC Partners must achieve the following extraordinary stock appreciation targets in order for the underlying potential future equity grants (EVARs) of restricted stock or RSUs to be made: $20/share (30% of award granted); $22.75/share (30% of award granted); and $26.25/share (30% of award granted).

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during fiscal year 2012 for each NEO on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2012

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Miles S. Nadal			2,124,969	21,937,121
Michael C. Sabatino			73,972	800,742
David B. Doft			76,605	710,001
Mitchell S. Gendel			87,671	920,923
Stephen Pustil			66,346	962,921

We do not provide our NEOs with any defined benefit pension arrangements, and do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with all of our named executive officers. Under each of these agreements, we are required to pay severance benefits in connection with certain terminations of employment, including certain terminations in connection with a change in control of the Company. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with certain terminations of employment or a change in control of the Company. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.

Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement. For all named executive officers other than Mr. Nadal, a “change of control” means the closing of a transaction which results in (i) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 50% of the voting power of the Company’s outstanding securities, or (ii) the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Group company). For Mr. Nadal, a “change of control” means the occurrence of any of the following: (a) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 25% of the voting power of the Company’s outstanding securities; (b) the incumbent members of the Board cease to constitute at least 2/3 of the Board of Directors, subject to certain exceptions; (c) the consummation of a merger or restructuring of the Company (subject to certain exceptions); or (d) a liquidation of the Company or the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company to another affiliate of the Company).

Miles S. Nadal

Upon termination of the Services Agreement for cause or voluntary termination by Nadal Management, Inc., MDC is required to pay the unpaid annual retainer fee (base salary) through the date of termination, and Nadal Management, Inc. shall be entitled to all equity incentive awards in accordance with the underlying plans and equity incentive award agreements.

If Mr. Nadal’s services are terminated by the Company without “cause” or by Nadal Management, Inc. for “good reason” (each as defined in the Services Agreement), the Company will make a lump sum cash payment equal to three times the sum of the annual retainer, average bonus amount for the past three years and the benefit/perquisites allowance, as well as a pro-rata bonus for the calendar year in which his employment terminates, and three years of continued vesting of outstanding equity incentive awards. The term “good reason” is defined under the Services Agreement to include a change of control, provided that Mr. Nadal is not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction. If there had been a change in control of MDC Partners on December 31, 2012 and Mr. Nadal were not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction, the aggregate cash severance payment MDC would have paid him under the Services Agreement would be approximately $18.5 million, together with a special bonus of Cdn$10 million in accordance with the terms of the amended Services Agreement. In addition, all restricted stock units and options to acquire securities of MDC previously granted to Mr. Nadal would vest and become exercisable and remain outstanding until the third anniversary of the date of termination. As of December 31, 2012, Mr. Nadal had 118,725 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $1,341,592.

David B. Doft

Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of one (1) times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 31, 2012, the aggregate cash payment due to him under the agreement would have been $1,132,500. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $20, 581 if Mr. Doft’s employment had terminated as of December 31, 2012. As of December 31, 2012, Mr. Doft had 33,875 unvested restricted stock grants that would vest on termination of his employment agreement or change of control with a fair value equal to $382,788.

If Mr. Doft’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2012 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,417,500. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $20,581 if Mr. Doft’s employment had terminated as of December 31, 2012.

Stephen Pustil

Pursuant to his employment agreement, if MDC terminates Mr. Pustil’s employment without cause, Mr. Pustil terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Pustil a severance payment within 10 days of the date of termination of two (2) times Mr. Pustil’s total remuneration. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Pustil’s employment had terminated under these circumstances on December 31, 2012, the aggregate cash payment due to him under the agreement would have been Cdn$1,760,000. Furthermore, Mr. Pustil will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Pustil becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Pustil is unable to participate in the plans. The aggregate amount of this benefit would have been approximately Cdn$4,737 if Mr. Pustil’s employment had terminated as of December 31, 2012. As of December 31, 2012, Mr. Pustil had 39,231 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $443,310.

If Mr. Pustil’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Pustil for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Pustil will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2012 and Mr. Pustil’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be Cdn$1,760,000. Furthermore, Mr. Pustil will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Pustil is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $4,737 if Mr. Pustil’s employment had terminated as of December 31, 2012.

Mitchell Gendel

Pursuant to his employment agreement, if MDC terminates Mr. Gendel’s employment without cause, Mr. Gendel terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Gendel a severance payment within 10 days of the date of termination of one (1) times Mr. Gendel’s total remuneration, plus an amount equal to six (6) month’s base salary. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Gendel’s employment had terminated under these circumstances on December 31, 2012, the aggregate cash payment due to him under the agreement would have been $1,087,500. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided, however, that if Mr. Gendel becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $20,581 if Mr. Gendel’s employment had terminated as of December 31, 2012. As of December 31, 2012, Mr. Gendel had 38,941 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $440,033.

If Mr. Gendel’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Gendel for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Gendel will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2012 and Mr. Gendel’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,800,000. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $20,581 if Mr. Gendel’s employment had terminated as of December 31, 2012.

Michael Sabatino

Pursuant to his employment agreement, if MDC terminates Mr. Sabatino’s employment without cause, Mr. Sabatino terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Sabatino a severance payment within 10 days of the date of termination of one (1) times Mr. Sabatino’s total remuneration. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Sabatino’s employment had terminated under these circumstances on December 31, 2012, the aggregate cash payment due to him under the agreement would have been $950,000. Furthermore, Mr. Sabatino will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Sabatino becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Sabatino is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,822 if Mr. Sabatino’s employment had terminated as of December 31, 2012. As of December 31, 2012, Mr. Sabatino had 42,489 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $480,126.

If Mr. Sabatino’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Sabatino for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Sabatino will be entitled to a payment of two (2) times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2012 and Mr. Sabatino’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,900,000. Furthermore, Mr. Sabatino will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Sabatino is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $21,822 if Mr. Sabatino’s employment had terminated as of December 31, 2012.

Compensation Committee Interlocks and Insider Participation

Mr. Clare Copeland (Chairman), Mr. Thomas N. Davidson, Mr. Robert J. Kamerschen, Mr. Scott Kauffman and Mr. Michael J.L. Kirby served on the Human Resources & Compensation Committee of the Board of Directors during 2012. None of the persons who served on the Human Resources & Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan, which was subsequently amended on June 1, 2007 and on June 2, 2009. The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 4,500,000 shares of MDC Partners’ Class A Shares or any other security in to which such shares shall be exchanged. On May 30, 2008, the Company’s shareholders approved the 2008 Key Partner Incentive Plan, which provides for the issuance of 600,000 Class A Shares. On June 1, 2011, the Company’s shareholders approved the 2011 Stock Incentive Plan, which provides for the issuance of up to 2,000,000 Class A shares. The SARs Plan was initially adopted and approved effective as of January 1, 2003, and was subsequently amended and restated in 2004 and 2006.

The following table sets out as at December 31, 2012 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Column (a))
	(a)		(b)	(c)
Equity Compensation Plans:
Approved by stockholders:
Share options and restricted stock	988,478	(1)	$9.53	1,777,547 (3)
SARs	2,067,303	(2)	$3.74	818,110
Not Approved by stockholders:	—		—	—

(1)	Includes 913,478 shares of restricted stock and RSUs.
(2)	Based on the closing price of the Class A Shares on December 31, 2012 on the Nasdaq of $11.30 per share.
(3)	Restricted stock, RSUs and other forms of equity awards may be issued under the 2005 Stock Incentive Plan, 2008 Key Partner Incentive Plan and the 2011 Stock Incentive Plan.

Indebtedness of Directors, Executive Officers and Senior Officers

The aggregate indebtedness to MDC Partners or its subsidiaries as of December 31, 2012, of all current and former officers, directors and employees of MDC Partners or any of their subsidiaries (and their associates) entered into in connection with (a) a purchase of securities of MDC Partners pursuant to a securities purchase program, excluding routine indebtedness and (b) all other indebtedness, excluding routine indebtedness, was as described in the following table:

Aggregate Indebtedness

Purpose	To MDC Partners or Its Subsidiaries	To Another Entity
(a) Share purchases	$274,353	—
(b) Other	7,525,219	—

The following table sets forth all of the other indebtedness of the directors, executive officers and senior officers of MDC Partners and their associates to MDC Partners during the most recently completed financial year for unsecured loans repayable within twelve months after termination of employment.

Other Loans

Name and Principal Position	Largest Amount Outstanding During 2012 ($)	Amount Outstanding as of December 31, 2012 ($)		Interest Rate		Purpose of Loan
Miles S. Nadal	5,853,340	5,505,688	(1)	—	(2)	Personal loan to senior officer

(1)	The balance of $5,505,688 reflects a reduction for repayments in an aggregate amount equal to $475,000 received during 2012. The discrepancy between the “Largest Amount Outstanding During 2012” and “as of December 31, 2012”, after giving effect to such loan repayments in 2012, is due to the Canadian dollar currency fluctuation. During April 2013, this loan was repaid in full.
(2)	These loans are non-interest bearing.

The loans identified in the preceding chart were outstanding prior to the effective date of the Sarbanes-Oxley Act of 2002, and these “grandfathered” loans have not been subsequently modified or amended by the Company. As of April 26, 2013, Mr. Nadal has repaid and satisfied in full the remaining principal balance of all previously outstanding loans made by the Company to Mr. Nadal and his affiliates. After giving effect to this final repayment by Mr. Nadal to the Company, there is currently $0 remaining due and owing to the Company in respect of all prior loans, as compared to an outstanding principal balance of $5,449,814 as of December 31, 2012.

The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a limit of $35 million, subject to a corporate deductible up to $250,000 per claim. In respect of the fiscal year ended December 31, 2012, the cost to MDC of maintaining the policies was $271,882. The twelve-month premium cost of the current policy, effective from August 1, 2012 until July 31, 2013, is equal to $282,929.

Certain Relationships and Related Transactions

For transactions with related parties, see the Company’s Form 10-K for the period ended December 31, 2012: “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Transactions with Related Parties”.

Other than as described herein or therein, no director, officer, principal shareholder or proposed nominee for election as a director of MDC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of MDC’s last completed fiscal year or in any proposed transaction which, in either such case, has materially affected or will materially affect MDC.

The Company’s Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of MDC Partners, except for transactions that are disclosed and approved in advance. The Company has also adopted a written “Related Party Transactions Policy,” which requires that any “related party transaction” must be approved in advance by the Audit Committee; provided, however, that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, any Director or executive officer of the Company shall notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration. The Audit Committee will be provided with full details of the proposed related party transaction, including: the terms and conditions of the proposed transaction; the business purpose of the transaction; and the benefits to the Company and to the relevant related party. A copy of this Policy is available for review at http://www.mdccorp.com/investors/corporate governance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by MDC Partners under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent MDC Partners specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and BDO USA, LLP’s management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including the matters more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO USA, LLP matters relating to its independence, and received from BDO USA, LLP written disclosures and a letter from BDO USA, LLP as required by Rule 3520 of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as amended, which includes, among other items, matters related to the conduct of the annual audit of MDC Partners’ financial statements.

On the basis of their reviews and discussions, the Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective April 1, 2006 the Company engaged BDO USA, LLP (“BDO USA”) as its independent registered public accounting firm. The decision to engage BDO USA was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO USA, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2013.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board
Michael Kirby (Chair)
Thomas Davidson
Clare Copeland

ITEM 2 — APPOINTMENT OF AUDITORS

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO USA, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2013 and to perform such other services as may be required of them. BDO USA, LLP has served as independent public accountants for MDC Partners since April 1, 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO USA, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO USA, LLP, independent registered public accountants, as auditors of MDC Partners, to hold office until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

In addition to retaining BDO USA, LLP to audit MDC Partners’ consolidated financial statements for 2011 and 2012, the Company retained BDO USA, LLP and other consulting firms to provide advisory, auditing and consulting services in 2011 and 2012. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO USA, LLP for professional services in fiscal years 2011 and 2012:

BDO USA, LLP

	2012	2011
Audit Fees(1)	$2,129,000	$2,106,000
Taxes(2)	88,500	113,000
Audit Related Fees(3)	—	8,000
Total	$2,217,500	$2,227,000

(1)	Fees for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.
(2)	Fees for services rendered for foreign tax services.
(3)	Fees for services rendered in connection with acquisition due diligence and other services.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed $25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPOINTMENT OF BDO USA, LLP AS MDC PARTNERS’ AUDITORS.

ITEM 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

In accordance with recently adopted amendments to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

ITEM 4 — AMENDMENT TO THE MDC PARTNERS INC.
STOCK APPRECIATION RIGHTS PLAN

Background

The Company maintains a stock appreciation rights plan (the “SAR Plan”) to promote the interests of the Company by providing incentives to selected employees, officers, directors and service providers to remain in the service of the Company and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based on the Company’s success. The SAR Plan was initially adopted and approved by the Compensation Committee of the Board and became effective as of January 1, 2003, and was amended and restated on April 22, 2004 and again on each of April 28, 2006 and April 28, 2009.

The SAR Plan is administered by the compensation committee of the Board, such other committee established by the Board and vested with authority to administer the SAR Plan or, in the absence of such a committee, the Board (the SAR Plan administrator is referred to as the “Compensation Committee”).

The SAR Plan provides for the grant to employees, officers, directors and service providers of stock appreciation rights. Each stock appreciation right (a “SAR”) granted under the SAR Plan relates to one share of the Company’s Class A Subordinate Voting Shares (a “Share”) and provides the participant with the opportunity to earn the excess of the fair market value of a Share on the exercise date over the exercise price of the SAR. The SAR Plan provides that the exercise price of a SAR will equal the closing price per Share as of the trading day immediately prior to the date of grant, and defines fair market value as the weighted average trading price of a Share on the Toronto Stock Exchange for the five trading days immediately preceding the date on which the fair market value is determined. The SAR Plan also provides that the Compensation Committee may limit the amount payable upon exercise of a SAR. Pursuant to the SAR Plan, awards may be settled in cash or Shares at the discretion of the Compensation Committee.

SARs granted under the SAR Plan have a term of no more than 10 years from the date of grant. The Compensation Committee will specify a vesting period and other terms and conditions governing exercisability of a SAR at the time of grant and may, at any time, accelerate the vesting and exercisability of any SAR granted under the SAR Plan (including in connection with the termination of a participant’s employment without “cause”, for “good reason” or due to the death, disability or retirement of the participant). In general, the SAR Plan provides that upon termination of a participant’s employment, office or service for any reason, any unvested SAR is cancelled as of such termination, vested SARs are deemed to have been exercised as of such termination and SARs that vest as a result of such termination may be exercised for up to three (3) months following the termination.

The rights or interests of participants under the SAR Plan may not be assigned or transferred other than by will or the laws governing the devolution of property in the event of death. Participants have no rights as stockholders with respect to the Shares to which a SAR award relates. The number of Shares reserved for issuance to any one person pursuant to either the grant of SARs under the SAR Plan or the grant of options may not, in the aggregate, exceed 5% of the number of Shares and Class B shares of the Company that are outstanding immediately prior to the date in question and shall include any other class of participating shares of the Company outstanding on such date.

Amendment to the SAR Plan

The Compensation Committee may at any time suspend or discontinue the SAR Plan or revise or amend it in any respect whatsoever, subject to receipt of all necessary approvals. In addition, a majority vote of the Compensation Committee is required to terminate or amend the SAR Plan in a manner that may adversely affect the rights of Participants under the SAR Plan.

As of April 15, 2013, the aggregate number of Shares remaining available under the SAR Plan is 749,442. In 2009, the Company’s shareholders approved an amendment to the SAR Plan to permit the Compensation Committee to use Shares authorized for issuance under the 2005 Stock Incentive Plan to satisfy the exercise of SAR Awards under the SAR Plan.

To permit the Company with additional flexibility to use previously authorized Shares available under the SAR Plan to settle outstanding equity incentive awards under the Company’s 2011 Stock Incentive Plan, the

Compensation Committee recommends, subject to shareholder approval, that the SAR Plan be amended as follows: at the discretion of the Compensation Committee, Shares available and authorized for issuance under the SAR Plan may be issued to employees of the Company to satisfy the grant and vesting of equity incentive awards granted under the 2011 Stock Incentive Plan. To the extent any of these Shares are not issued pursuant to awards outstanding under the 2011 Stock Incentive Plan, these Shares will remain available for issuance under the SAR Plan.

Under the 2011 Stock Incentive Plan, which was previously approved by shareholders, the Company may grant a variety of different types of awards to eligible non-employee directors and employees of the Company and its subsidiaries, including stock options, tandem and standalone stock appreciation rights, and other stock or stock-based awards that may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units, in each case subject to the individual limits set forth in the 2011 Stock Incentive Plan. A more detailed summary of the terms of the 2011 Stock Incentive Plan is included in the Company’s Annual Proxy Statement filed with the SEC on April 28, 2011.

The full text of the amended SAR Plan is attached hereto as Exhibit C.

The Resolution

The resolution approving the above-noted amendment to the SAR Plan requires a simple majority of the votes cast at the Meeting. Under this standard, broker non-votes will have no effect on the outcome of the proposal, but abstentions will effectively count as a vote against the proposal. The Board therefore seeks your approval and support for the following resolution:

RESOLVED:

THAT the following provision be added to the end of Section 14 of the SAR Plan: “In addition, at the discretion of the Compensation Committee, Class A Shares available and authorized for issuance under the SAR Plan may be issued to employees of the Company to satisfy the grant and vesting of equity incentive awards granted under the 2011 Stock Incentive Plan.”

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE SAR PLAN

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the U.S. Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2012, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2012 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2012. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2014 Annual Meeting of Stockholders will be held on or about June 1, 2014. Proposals of stockholders intended to be included in the proxy materials for the 2014 Annual Meeting of Stockholders must be received by the Secretary of the Company, 745 Fifth Avenue, 19th Floor, New York, NY 10151, by December 21, 2013 in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after December 21, 2013 will not be considered timely except as required by law.

GENERAL

Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By Order of the Board

Mitchell Gendel
General Counsel and Corporate Secretary

New York, N.Y.
April 26, 2013

EXHIBIT A

MDC PARTNERS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED BY THE BOARD
ON FEBRUARY 26, 2004

I. Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) is established pursuant to Section 42 of the Corporation’s Bylaw No. A-l and Section 158 of the Ontario Business Corporations Act. The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. Purpose of the Committee

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “SOA”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the rules of the National Association of Securities Dealers, Inc. (the “NASD”), the rules of the Toronto Stock Exchange (the “TSX”) and the rules and instruments promulgated by the Ontario Securities Commission (the “OSC”), the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, and the financial and senior management of the Corporation.

III. Composition of the Committee

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Rule 4200(a)(15) of the NASD, and an “unrelated” director within the meaning of section 472 of the TSX Listed Company Manual, subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC and OSC rules and at least one member shall have accounting or related financial experience as required under applicable TSX and NASD rules.

Specifically, the audit committee financial expert and the member with accounting or related financial experience must have the following attributes:

(a)	An understanding and ability to analyze and interpret a full set of financial statements, including the notes attached thereto, prepared in accordance with the generally accepted accounting principles used to prepare those statements;
(b)	An ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;
(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(d)	An understanding of internal controls and procedures for financial reporting; and
(e)	An understanding of audit committee functions.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV. Duties and Responsibilities of the Committee

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)	Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
(b)	Annually Review and approve the terms of engagement and determine the remuneration of Corporation’s independent auditor; and
(c)	Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)	Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.
(b)	Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1;
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
(d)	Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)	The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)	Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and
(c)	Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)	Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;
(b)	Before the release of annual financial statements, discuss with the independent auditor all matters required by SAS 114 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);
(c)	Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC or the OSC, regarding:
(i)	all critical accounting policies and practices used by the Corporation;
(ii)	all material alternative accounting treatments of financial information within Canadian GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and
(iii)	other material communications between the independent auditor and management;
(d)	Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.
(e)	Prior to any disclosure, review and recommend to the Board for approval:
(i)	the annual financial statements and related documents (MD&A, AIF, etc.);
(ii)	the quarterly financial reports and related documents (including MD&A); and
(iii)	other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)	Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;
(b)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and
(d)	Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)	Review with management and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems;
(b)	Review with management its compliance with prescribed policies, procedures and internal control;
(c)	Review with management and the independent auditor any reportable conditions and material weaknesses affecting internal control;
(d)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor and the Corporation’s management; and
(e)	Review with management major financial and asset related risks and the steps taken to monitor and control such risks.

Other Matters

(a)	Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
(b)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
(c)	Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors;
(d)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and
(e)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(a)	Report regularly to the Board on its activities, as appropriate;
(b)	Exercise reasonable diligence in gathering and considering all material information;
(c)	Understand and weigh alternative courses of conduct that may be available;
(d)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(e)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;
(f)	Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and
(g)	Review the Charter of the Audit Committee annually and recommend it to the Board.

V. Meetings of the Committee

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI. Advisors and Funding

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII. Disclosure and Review of Charter

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq or the TSX.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Corporation. The business of the Corporation is supervised by its board of directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Corporation’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Corporation’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of eight members, all of whom are considered to be independent directors with the exception of Messrs. Nadal and Pustil, who are members of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:

Scott L. Kauffman:  currently serves as the President and Chief Executive Officer, and as a director, of New Engineering University, and also serves as the Chairman of several venture-backed internet companies.

Clare Copeland:  currently serves as Chief Executive Officer of Falls Management Company. He is also Chairman of Toronto Hydro, as a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund, and Telesat, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd.

Thomas N. Davidson:  currently serves as Chairman of NuTech Precision Metals, Inc.

Robert J. Kamerschen:  currently is a private investor and serves as a senior advisor and consultant.

Michael J.L. Kirby:  currently serves as a director of Extendicare Inc., Just Energy Income Fund, and Indigo Books & Music Inc.

Stephen M. Pustil: currently serves as a director of Trez Capital Mortgage Investment Corporation and Trez Senior Mortgage Investment Corporation.

Irwin D. Simon:  currently serves as a director of The Hain Celestial Group.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of Cdn$2.5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

Effective as of March 1, 2012, the Board appointed Mr. Scott L. Kauffman as the Presiding Director of the Board. Mr. Kauffman is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/#/corporate_info/governance.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and each committee of the Board and their respective chairs.

The primary functions of the CEO are to lead the management of our businesses and affairs in accordance with the Company’s strategic plan and operating and capital budgets, as approved by the Board.

The Board has developed a written position description and mandate, which sets forth the CEO’s key responsibilities. These responsibilities include the following: (a) develop and recommend to the Board a long-term strategy and vision for the Company that leads to creation of shareholder value; (b) develop and recommend to the Board annual business plans and budgets that support the Company’s long-term strategy; (c) consistently strive to achieve the Company’s financial and operating goals and objectives; and (d) develop the corporate and partner management teams and succession plans.

The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 745 Fifth Avenue, 19th Floor, New York, NY 10151, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott L. Kauffman, and Michael J.L. Kirby. The Nominating and Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate

Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation

The Human Resources & Compensation Committee is composed of five members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2011 Stock Incentive Plan, the 2005 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Messrs. Clare Copeland (Chairman), Thomas N. Davidson, Robert J. Kamerschen, Michael J.L. Kirby, and Scott L. Kauffman. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/#/corporate_info/committees.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

EXHIBIT C

MDC PARTNERS INC.

STOCK APPRECIATION RIGHTS PLAN

1. PURPOSE

The Plan is intended to promote the interests of MDC Partners Inc. (the “Company”) by providing an incentive to selected employees, officers, directors and service providers of the Company to remain in the service of the Company and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company’s success.

The Plan was initially adopted and approved by the Compensation Committee of the Board (as defined below) and became effective as of January 1, 2003. The Plan was amended and restated on April 22, 2004, and again on April 28, 2006, June 2, 2009 and June 6, 2013.

2. DEFINITIONS

(a)	“Award” means an award of a SAR granted under the Plan.
(b)	“Base Price” means the grant price of the SAR as determined by the Compensation Committee, which shall not be less than the closing price of the Class A Shares on the Toronto Stock Exchange on the trading day immediately preceding the date of grant.
(c)	“Board” means the Board of Directors of the Company.
(d)	“Class A Shares” means the Class A Subordinate Voting Shares of the Company, or such other class or kind of share or other securities as may be applicable under Section 9.
(e)	“Class A Share Price” means the Fair Market Value of the Class A Shares on the date of exercise of a SAR.
(f)	“Compensation Committee” shall mean the Compensation Committee of the Board, or such other committee or subcommittee duly established by the Board and vested with authority with respect to the Plan, or, in the absence of such a Compensation Committee, the Board.
(g)	“Company” means MDC Partners Inc., a Canadian corporation, or any successor to substantially all its business.
(h)	“Disability” means the inability of a Participant who is an individual (or in the case of a Participant which is an entity other than an individual, the principal Person providing services on behalf of such entity to the Company), in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant's position or retainer with the Companybecause of the sickness or injury of the Participant.
(i)	“Effective Date” shall mean January 1, 2003.
(j)	“Fair Market Value” of a Class A Share shallmean the weighted average trading price of Class A Shares on the Toronto Stock Exchange for the five trading days immediately preceding the date on which the fair market value is to be determined. In the event that the Class A Shares are not quoted on such system or traded in a similar market, Fair Market Value shall be determined by the Compensation Committee in good faith.
(k)	“Outstanding Issue” means the number of Class A Shares and Class B Shares of the Company that are outstanding immediately prior to the date inquestion and shall include any other class ofparticipating shares of the Company outstanding on such date;
(l)	“Participant” means an employee, officer, director or service provider of the Company who has been granted an Award under the Plan.

(m)	“Person” means without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee executor, administrator, or other legal representative.
(n)	“Plan” means the Stock Appreciation Rights Plan set forth herein, as amended from time to time.
(o)	“SAR” means a stock appreciation right granted under the Plan.
(p)	“SAR Agreement” means an agreement between the Company and a Participant setting forth the terms and conditions of an Award.
(q)	“Share Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to one or more potential Participants including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise;
(r)	“Vesting Date” shall mean the date established by the Compensation Committee on which a SAR may vest.

3. ADMINISTRATION

(a)	The Compensation Committee shall be responsible for administering the Plan.
(b)	The Compensation Committee shall have the authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements under the Plan and to make determinations pursuant to any Plan provision or SAR Agreement. Each interpretation, determination or other action made or taken by the Compensation Committee pursuant to the Plan shall be final and binding on all persons. No member of the Compensation Committee shall be liable for any action or determination made in good faith, and the members of the Compensation Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's articles and by-laws, as the same may be amended from time to time.
(c)	The Compensation Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Compensation Committee may not delegate its authority pursuant to Section 7 to amend the Plan.

4. ELIGIBILITY

Awards may be granted to employees, officers, directors or service providers of the Company. The Compensation Committee shall have the authority to select the Participants to whom Awards may be granted and to determine the number and form of Awards to be granted to each Participant. The grant of an Award hereunder in any year to any Participant shall not entitle such Participant to a grant of an Award in any future year nor shall the failure to grant any employee, officer, director or service provider an Award preclude a grant in the future.

5. AWARDS UNDER THE PLAN

(a)	General. A SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount (the “SAR Amount”) determined by multiplying:
(i)	the difference obtained by subtracting the Base Price from the Fair Market Value of a Class A Share on the date of exercise of such SAR, by
(ii)	the number of shares as to which such SAR will have been exercised.

Each grant of a SAR shall be evidenced by a SAR Agreement setting forth the relevant terms and conditions of such Award and which shall by its terms incorporate the Plan.By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable SAR Agreement.

(b)	Option to Settle the SAR Amount in Class A Shares. The Compensation Committee, in its sole discretion, may elect to satisfy the payment of a SAR Amount through the issuance of Class A Shares in lieu of the cash otherwise payable to satisfy such SAR Amount. The number of Class A Shares to be issued in satisfaction of any SAR Amount shall be determined by dividing the SAR Amount by the Class A Share Price, with any fractional amount being rounded up to the nearest whole share.
(c)	Limitation on Amount Payable. Notwithstanding subsection (a) above, the Compensation Committee may place a limitation on the amount payable upon exercise of a SAR. Any such limitation must be determined as of the date of grant and noted in the SAR Agreement.
(d)	Shares Subject to SAR. The number of Class A Shares to be subject to any SAR granted under the Plan shall be set forth in the SAR Agreement.
(e)	Term. SARs granted under the Plan will be exercisable for a period determined by the Compensation Committee at the time of grant; provided, however, that no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted.
(f)	Exercisability and Vesting. The applicable Vesting Period and any applicable vesting terms governing the exercisability of SARs granted under the Plan shall be as determined by the Compensation Committee at the time of grant, unless earlier terminated in accordance with the terms and conditions of the Participant's SAR Agreement.
(g)	Acceleration of Vesting. The Compensation Committee shall have the authority to accelerate at any time the vesting and exercisability of any SAR granted under the Plan. Without limiting the generality of the foregoing, each SARshall immediately become fully vested and exercisable upon the first to occur of the following events:
(i)	the Participant’s employment, service or office with the Company is terminated either by the Company without “cause” or by the Participant for “good reason” (such terms as defined in Participant’s employment agreement with the Company); or
(ii)	the Participant’s employment or service with the Company is terminated by reason of such Participant's death, Disability or retirement (or in the case of a Participant which is an entity other than an individual, the death or Disability of the principal individual providing services on behalf of such entity to the Company).
(h)	Termination of Employment.
(i)	Unvested SARs. Upon termination of a Participant’s employment, office or service with the Company for any reason, any outstanding SAR then held by such Participant which is not vested and exercisable as of the effective date of such termination of employment or service shall be immediately cancelled and forfeited without regard to any statutory or common law notice or severance to which a Participant may be entitled.
(ii)	Vested SARs. Subject to the provisions of the immediately following sentence, upon termination of a Participant’s employment, office or service with the Company for any reason, any outstanding SAR then held by such Participant which is vested and exercisable as of the effective date of such termination of employment, office or service shall be deemed to have been exercised by the Participant on the effective date of such termination of employment, office or service and payment with respect to such SAR shall be made by the Company in accordance with subparagraph (i) below. Notwithstanding the foregoing, if the Participant’s termination of employment or service has occurred under circumstances resulting in the acceleration of the vesting and exercisability of such Participant’s SARs, any SARs held by such Participant shall remain exercisable for a period of three months following the effective date of termination of such employment, office or service; provided, however, that no SAR may be exercised beyond the expiration date set forth in the SAR Agreement evidencing such SAR.

(i)	Method, Timing of Exercise. A Participant may exercise the vested and exercisable portion of a SAR at any time where such exercise is not prohibited by applicable securities laws, until the expiration of such SAR. All or any portion of such SAR may be exercised by delivering notice to the Company's principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable SAR Agreement, shall specify the number of Class A Shares with respect to which the SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the SAR. No SAR may be exercised for less than 100 shares unless the total number of shares subject to such SAR is less than 100. Payment with respect to the exercise of a SAR (whether in cash or through the issuance of Class A Shares) shall be made by the Company within 30 business days following the exercise of the SAR.
(j)	Transferability and Assignability. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.
(k)	No Right as a Shareholder. A Participant shall have no rights as a stockholder with respect to Class A Shares to which an Award relates.
(l)	Maximum Number of Shares Reserved. The number of Class A Shares reserved for issuance to any one personpursuant to either the grant of SARs under the Plan or the grant of options may not, in the aggregate, exceed 5% of the Outstanding Issue.

6. TAX WITHHOLDING

The Board may adopt and apply rules that in its opinion will ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. The Company may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Companywill be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, which must be included in the income of a Participant. The Company shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring (or selling on the Participant's behalf) any Class A Shares which are or would otherwise be issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder or pursuant to any such sale on the Participant's behalf. The Company shall also have the right to withhold the delivery of any Class A Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to the Company a sum sufficient to indemnify the Companyfor any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of SARs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by the Company.

7. PLAN AMENDMENT AND/OR TERMINATION

The Compensation Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, subject to receipt of all necessary approvals. Notwithstanding the foregoing, a majority vote of the Compensation Committee shall be required to terminate or amend the Plan in a manner that may adversely affect the rights of Participants under this Plan.

8. ADJUSTMENT OF AND CHANGES IN SHARES

In the event that the Compensation Committee shall determine that any amalgamation, arrangement, merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend, or other change in corporate structure has affected the Class A Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the Participants' rights under the Plan, the Compensation Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the Base Price of, outstanding Awards granted under the Plan, and in the value of, or number or class of shares subject to, other Awards granted or available to be granted under the Plan. The foregoing adjustments shall be determined by the Compensation Committee in its sole discretion.

9. NO RIGHT TO EMPLOYMENT, SERVICE OR OFFICE

No person shall have any claim or right to receive grants or Awards under the Plan. Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any employee, officer, director or service provider any right to be retained in the employ or service of the Company or any subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any subsidiary or other affiliate thereof to terminate the employment, office or service of such employee, officer, director or service provider at any time. Unless the Board determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment, office or service of a Participant under this Plan.

10. GOVERNING LAW

The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

11. EXPENSES AND RECEIPTS

The expenses of the Plan shall be paid by the Company.

12. TERM OF THE PLAN

Unless earlier terminated pursuant to Section 7, the Plan shall terminate on the tenth (10) anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

13. UNFUNDED STATUS OF AWARDS

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any SAR Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company in respect of cash payments owing to such Participant.

14. CLASS A SHARES SUBJECT TO THE PLAN

The maximum number of Shares issuable from treasury under the Plan is 1,500,000 Shares. In addition, at the discretion of the Compensation Committee, Class A Shares authorized for issuance under the 2005 Stock Incentive Plan may be issued to employees of the Company to satisfy the exercise of SAR Awards under the SAR Plan. In addition, at the discretion of the Compensation Committee, Class A Shares available and authorized for issuance under the SAR Plan may be issued to employees of the Company to satisfy the grant and vesting of equity incentive awards granted under the 2011 Stock Incentive Plan.

15. SEVERABILITY

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

MDC PARTNERS INC.

STOCK APPRECIATION RIGHTS AGREEMENT

STOCK APPRECIATION RIGHTS AGREEMENT (the “Agreement”) by and between MDC Partners Inc. (the “Company”) and [insert] (the “Participant”), dated as of [•](the “Date of Grant”).

1.	Definitions. Capitalized terms which are not defined herein shall have the meaning set forth in the MDC Partners Inc. Stock Appreciation Rights Plan (the “Plan”).
2.	Number of Shares and Exercise Price. The Company hereby grants to the Participant an Award (the “Award”), subject to the terms and conditions set forth herein and in the Plan, of a SAR with _____underlying Class A Shares pursuant to which the SAR payment will be calculated.
3.	Term; Vesting Status.
(a)	Term of Award. Unless the Award is earlier terminated pursuant to the Plan or this Agreement, the term of the Award shall commence on the Date of Grant and terminate no later than [term] after the Date of Grant.
(b)	Vesting. Unless otherwise provided in this Agreement, each SAR shall vest [vesting terms].
4.	Rights and Obligations Upon Termination of Employment, Office or Service.
(a)	The rights and obligations of the Participant upon termination of employment are governed by Sections 5(g) and (h) of the Plan
(b)	Notwithstanding anything to the contrary in this Agreement, the Award shall terminate no later than the last date of the applicable term of the Award, as specified in Section 3.
5.	Transferability of Award. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.
6.	Exercise of Award. The Award shall be exercised by a written notice delivered to the Secretary of the Company at the Company's principal executive offices in accordance with Section 7, specifying the portion of the Award to be exercised.
7.	Notices. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party, by confirmed facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:

[insert]

If to the Company:

MDC Partners Inc.
950 Third Avenue
New York, NY 10022
Attn: General Counsel

Either party may furnish to the other in writing a substitute address and phone and fax numbers for delivery of notice inaccordance with this section. Notices and communications shall be effective when actually received by the addressee.

8.	Incorporation of Plan; Acknowledgment. The Plan is hereby incorporated herein by reference and made a part hereof, and the Award and this Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan and this Agreement, the provisions of the Plan shall govern. By signing this Agreement, the Participant acknowledges having received and read a copy of the Plan.
9.	Adjustment of Award. If, prior to the Participant's exercise in full of the Award or the termination of the

Award in accordance with its terms, there shall occur a change in corporate structure affecting the Class A Shares, the terms and conditions of the Award may be adjusted in accordance with the provisions of the Plan.
10.	Governing Law. This Agreement shall be governed by and construed according to the laws of the Province of Ontario and the federal laws of Canada applicable herein.
11.	Amendment and Termination. The Compensation Committee may at any time and from time to time alter, amend, suspend orterminate the Plan in whole or in part Notwithstanding the foregoing, a majority vote of the Compensation Committee shall be required to terminate or amend the Plan in a manner that may adversely affect the rights of Participants under this Plan.
12.	Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set forth first above.

By:
Title:

[Insert Participant]

FORM OF PROXY — CLASS A SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 6, 2013.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the Class A Shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 6, 2013 at MDC’s Innovation Centre, 745 Fifth Avenue, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated. If no specification is made, the shares represented by this proxy will be voted FOR each of the matters specified below:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

	Vote FOR:	WITHHOLD from Voting:
Miles S. Nadal	☐	☐
Clare Copeland	☐	☐
Thomas N. Davidson	☐	☐
Robert J. Kamerschen	☐	☐
Scott L. Kauffman	☐	☐
Michael J.L. Kirby	☐	☐
Stephen M. Pustil	☐	☐
Irwin D. Simon	☐	☐
2.	to Vote FOR ☐ or to WITHHOLD ☐ from Voting on the appointment of BDO USA, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ AGAINST ☐ a non-binding advisory resolution on the Company’s executive compensation.
4.	to Vote FOR ☐ AGAINST ☐ the proposed resolution to amend the Company’s Stock Appreciation Rights Plan.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this     day of            , 2013.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class A Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 10:00 a.m. (Eastern Daylight Time) on Tuesday, June 4, 2013, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof. Your proxy may also be sent via pdf to CIBC Mellon at proxy@canstockta.com.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

FORM OF PROXY — CLASS B SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 6, 2013.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the Class B Shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Thursday, June 6, 2013 at MDC’s Innovation Centre, 745 Fifth Avenue, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated. If no specification is made, the shares represented by this proxy will be voted FOR each of the matters specified below:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

	Vote FOR:	WITHHOLD from Voting:
Miles S. Nadal	☐	☐
Clare Copeland	☐	☐
Thomas N. Davidson	☐	☐
Robert J. Kamerschen	☐	☐
Scott L. Kauffman	☐	☐
Michael J.L. Kirby	☐	☐
Stephen M. Pustil	☐	☐
Irwin D. Simon	☐	☐
2.	to Vote FOR ☐ or to WITHHOLD ☐ from Voting on the appointment of BDO USA, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ or AGAINST ☐ a non-binding advisory resolution on the Company’s executive compensation.
4.	to Vote FOR ☐ AGAINST ☐ the proposed resolution to amend the Company’s Stock Appreciation Rights Plan.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this     day of            , 2013.

PRINT NAME:

Signature of Registered Shareholder:

Number of Class B Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Agincourt, Ontario M1S 0A1, not later than 10:00 a.m. (Eastern Daylight Time) on Tuesday, June 4, 2013, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof. Your proxy may also be sent via pdf to CIBC Mellon at proxy@canstockta.com.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.